SBG LOGO
           SECURITY BENEFIT LIFE
           INSURANCE COMPANY
--------------------------------------------------------------------------------
          A MEMBER OF THE SECURITY                   ONE SECURITY BENEFIT PLACE
          BENEFIT GROUP OF COMPANIES                 TOPEKA, KANSAS 66636-0001
                                                     (785) 438-3000

                                                MARKETING ORGANIZATION AGREEMENT
                                                             COMMISSION SCHEDULE
                                AdvanceDesigns Variable Annuity (the "Contract")

Marketing Organization:

EFFECTIVE DATE OF COMMISSION SCHEDULE:

COMMISSIONS - This Commission  Schedule is hereby made a part of and amends your selling agreement including, but not limited to, the SBL Variable Products Sales
Agreement and/or Marketing Organization  Agreement,  as applicable  (hereinafter called the  "Agreement"),  with  Security  Benefit  Life  Insurance  Company and
Security Distributors,  Inc. (hereinafter jointly called "SBL"), and commissions payable  hereunder are subject to the provisions  contained in the Agreement and this  Commission  Schedule.  Minimum  Purchase  Payments  are as set  out in the
applicable prospectus and Contract.  Commissions to a Marketing Organization are
equal  to  a  percentage   of  each  Purchase   Payment   written  by  Marketing
Organization, as follows:

1.   UP FRONT  COMMISSIONS:  The rate of commissions  paid on Purchase  Payments made with respect to each particular  Contract is based on the issue age of the Owner (or of the  Annuitant if the  Contract is owned by a  non-natural person) as set forth in the tables below.  You may select one of Commission
     Options A through D as shown in the table below at the time of  application for each Contract. If no selection is made on the application, SBL will pay you  pursuant  to  Option B. You may  select a  different  option  for each
     Contract  but may not  change the Option in effect  after the  Contract  is issued.

                         ---------------------- -----------------------
  COMMISSION OPTION           OPTION A                OPTION B
                         ---------------------- -----------------------

                         ---------- ----------- ---------- -----------
    OWNER ISSUE AGE       0 - 80     81 - 90     0 - 80     81 - 90
                         ---------- ----------- ---------- -----------
                         ---------- ----------- ---------- -----------

                           6.50%      2.50%       5.00%      2.50%
                         ---------- ----------- ---------- -----------

                         --------------------- ----------------------
  COMMISSION OPTION           OPTION C              OPTION D
                         --------------------- ----------------------

                         ---------- ----------- ---------- ----------
    OWNER ISSUE AGE      0 - 80     81 - 90     0 - 80     81 - 90
                         ---------- ----------- ---------- ----------
                         ---------- ----------- ---------- ----------

                          2.50%      2.50%       0.00%      0.00%
                         ---------- ----------- ---------- ----------

     * No Commission  will be paid on Purchase  Payments made that are less than the minimum specified in the applicable prospectus and Contract.

     2. ASSET-BASED COMMISSIONS:  Under Commission Options A (for issues ages 81
- 90 only), B, C and D, SBL will pay an asset-based  commission as of the end of each calendar month. The amount of the asset-based  commission under each Option is equal to 1/12 of the applicable percentage set forth in the table below times the  aggregate  Contract  Value of those  Contracts  sold  under the  applicable
Commission Option for which Marketing  Organization is the broker of record and, with respect to Options A, B and C only,  the initial  Purchase  Payment is more than 12 months old. For Option D only, the  asset-based  commission will be paid as of the end of the first  calendar  month of the Contract  Date.  On an annual basis, the asset-based  commission is equal to the amount set forth in the Table below. No asset-based  commission will be paid on Contracts that have annuitized under a life contingent annuity option. An Annuitization Fee may be available as discussed in paragraph 7.

                         ---------------------- -----------------------
  COMMISSION OPTION           OPTION A                OPTION B
                         ---------------------- -----------------------

                         ---------- ----------- ---------- -----------
    OWNER ISSUE AGE       0 - 80     81 - 90     0 - 80     81 - 90
                         ---------- ----------- ---------- -----------
                         ---------- ----------- ---------- -----------

                           0 bps      25 bps     25 bps      25 bps
                         ---------- ----------- ---------- -----------

                         --------------------- ----------------------
  COMMISSION OPTION           OPTION C              OPTION D
                         --------------------- ----------------------

                         ---------- ----------- ---------- ----------
    OWNER ISSUE AGE       0 - 80     81 - 90     0 - 80     81 - 90
                         ---------- ----------- ---------- ----------
                         ---------- ----------- ---------- ----------

                          45 bps      25 bps     65 bps      60 bps
                         ---------- ----------- ---------- ----------

3.   CONTINGENT  DEFERRED SALES CHARGE (CDSC) RIDER:  For a Contract sold with a
     CDSC Rider, the commission and asset-based  commission  schedules set forth above do not apply.  The following  commission and  asset-based  commission schedules will apply in lieu of those set forth above if a CDSC Rider is in effect.  The following  commission rates are applicable based upon the CDSC
     Rider selected.  The amount of commission and asset-based commission varies based  upon the  Duration  set  forth  below,  which is  measured  from the
     Contract Date.

----------------------- ------------------------------- -------------- ----------------
                                                          UP FRONT       ASSET-BASED
      CDSC RIDER                   DURATION              COMMISSION*    COMMISSION**
----------------------- ------------------------------- -------------- ----------------
       0 - year                 0 - 12 months               2.00%           0 bps
                           13 months and thereafter         0.00%          100 bps
----------------------- ------------------------------- -------------- ----------------
      3 - years                 0 - 12 months               3.00%           0 bps
----------------------- ------------------------------- -------------- ----------------
                                13 - 24 months              2.00%          25 bps
----------------------- ------------------------------- -------------- ----------------
                                25 - 36 months              1.00%          25 bps
----------------------- ------------------------------- -------------- ----------------
                           37 months and thereafter         0.00%          100 bps
----------------------- ------------------------------- -------------- ----------------

* The commission is equal to the applicable  percentage of each Purchase Payment written  by  Marketing  Organization  based  upon the  applicable  CDSC Rider in effect.

** The amount of the  asset-based  commission is equal to 1/12 of the applicable percentage  set forth in the table above times the aggregate  Contract  Value of those  Contracts  sold  under the  applicable  CDSC  Rider  for which  Marketing
Organization is the broker of record.

4.   TRANSFER  OF  SBL  CONTRACT  VALUES  (INTERNAL  EXCHANGES):  SBL  does  not encourage exchanges;  however,  there may be times that another SBL product may  better  meet  your  client's  current  needs.  As a  result,  we  will compensate you for assisting your clients in  reevaluating  their financial needs and making an  exchange  to a Contract  under the  circumstances  set forth below. (Please note that purchase of a CDSC Rider is not permitted in connection with an internal exchange.) Transfer of value from the following
     SBL products is allowed,  and a new commission  will be payable as outlined below:

------------------------------------------------------- ----------------------------------
  SOURCE OF TRANSFER VALUES                                      COMMISSION RATE*
------------------------------------------------------- ----------------------------------

VARIFLEX, SECURITY MARK, VIVA AND GEMINI                   Full up front commission based
                                                             on Option A or B from the
   Outside the applicable CDSC period                             tables above

PROVIDER I, PROVIDER III, PREMIER I, PREMIER III                    LESS 3.0%

Contracts in their 6th year or outside of CDSC period
------------------------------------------------------- ----------------------------------

------------------------------------------------------- ----------------------------------
VA1, VA3, VA4, SECURITY GUARDIAN, SECURITY 80 AND          Full up front commission based
CONSERVATOR                                                  on Option A or B from the
                                                                    tables above
      Outside the applicable CDSC period
------------------------------------------------------- ----------------------------------

* No commission  (including  asset-based  commission) is paid on the transfer of cash, loan or surrender value of a life insurance or annuity  contract issued by
SBL or other  members of The Security  Benefit  Group of Companies  applied to a
Contract under this  Commission  Schedule,  except under the  circumstances  set forth above.

5.   CONTRACT  DATE:  For the  purpose  of this  Commission  Schedule,  the term
     "Contract Date" shall be the date the first Purchase Payment is credited to the Contract.

6.   DEATH BENEFIT APPLIED TO ANNUITY OPTION: In the event that a beneficiary of a Contract under this Commission  Schedule applies the death benefit to one of the annuity  options under the Contract,  no commission  will be payable upon such  application.  An Annuitization Fee may be available as discussed in paragraph 7.

7.   ANNUITIZATION:   An   Annuitization   Fee  will  be  paid  to  a  Marketing
     Organization   who  secures  from  the  Contract   Owner  (or  his  or  her
     beneficiary) the proper forms and information to commence an immediate life contingent annuity option under the Contract and significantly  assists the client and SBL in such settlement.  The  Annuitization Fee will be equal to
     4% of the amount applied to a fixed life  contingent  annuity option and 2%
     of the amount applied to a variable life contingent annuity option.

8.   COMMISSION CHARGEBACK PROVISIONS:  No Commission chargebacks are applicable to any partial  withdrawals,  full surrenders or death claims except in the event of a free look  surrender or for Contracts  that have selected a CDSC
     Rider.  In the event of a full  withdrawal  during the first 18 months of a
     Contract with a CDSC rider,  SBL will charge back 100% of commissions  paid in connection with the Contract.  In the event of a partial withdrawal that exceeds the Free  Withdrawal  Amount as defined in the Contract  during the first eighteen (18) months of a Contract with a CDSC Rider, SBL will charge back 100% of commissions paid in connection with the withdrawal amount that exceeds  the Free  Withdrawal  Amount.  SBL will also  charge  back 100% of commissions in the event of a free look surrender.

9.   CHANGE OF COMMISSION  SCHEDULE:  Notwithstanding any other provision of the
     Agreement to the  contrary,  the  following  provisions  shall  apply.  SBL reserves the right at any time, with or without notice,  to change,  modify or  discontinue  the  commissions,  asset-based  commissions  or any  other compensation  payable under this  Commission  Schedule.  However,  any such change  will  not  apply to the  commissions  or  asset  based  commissions applicable to Contracts issued before the effective date of such change.

10.  CHANGE OF DEALER:  A Contract Owner shall have the right to designate a new marketing  organization,  or  terminate  a marketing  organization  without designating a replacement, by sending written notice of such designation or termination  to  SBL.  Upon  written  notice  to SBL by  the  owner  of the designation  of a new  marketing  organization,  all  the  commissions  and asset-based commissions shall be payable to the new marketing organization.
     Upon  written  notice  to SBL by  the  Contract  Owner  of  termination  of
     Marketing  Organization,  without designating a new marketing organization,
     SBL shall cease paying commissions and asset based commissions to Marketing
     Organization.

11.  TERMINATION  OF THE  AGREEMENT/VESTING:  In the event of termination of the
     Agreement for any reason,  all rights to receive  commissions,  asset-based commissions or other compensation  under this Commission  Schedule shall be terminated,  unless  each of the  following  requirements  is met:  (i) the
     Agreement  has  been  in  force  for at  least  one  year;  (ii)  Marketing
     Organization is at the time such commissions are payable properly  licensed to receive such  commissions;  (iii)  Marketing  Organization  is providing service  to the  Contract  Owner  and  performing  its  duties  in a manner satisfactory to SBL; (iv) commissions paid to Marketing Organization in the previous  calendar  year  amounted  to at  least  $500;  and (v)  Marketing
     Organization  has not been  terminated,  nor a new  marketing  organization designated, by the Contract Owner as set forth in paragraph 10 above.

THIS  COMMISSION  SCHEDULE  replaces  any previous  Commission  Schedule for the
Variable Annuity Contract listed above as of the Effective Date set forth above.

SECURITY DISTRIBUTORS, INC.                SECURITY BENEFIT LIFE
                                           INSURANCE COMPANY

By: GREGORY J. GARVIN                      By: GREGORY J. GARVIN
   ---------------------------------          ----------------------------------

Title: PRESIDENT                           Title: PRESIDENT
      ------------------------------             -------------------------------